SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT


     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

       Date of Report (Date of earliest event reported) DECEMBER 10, 1996



                          EDISTO RESOURCES CORPORATION
             (Exact name of registrant as specified in its charter)

                                     1-10376
                             (Commission File No.)

           DELAWARE                                54-0883077
(State or other jurisdiction                    (I.R.S. Employer
         incorporation)                        Identification No.)



            2401 FOUNTAIN VIEW DRIVE, SUITE 700, HOUSTON, TEXAS 77057
               (Address of principal executive offices) (Zip Code)



       Registrant's telephone number, including area code: (713) 782-0095



             10375 RICHMOND AVENUE, SUITE 300, HOUSTON, TEXAS 77042
                  (Former Address if Changed Since Last Report)

ITEM 2.  DISPOSITION OF ASSETS

      On December 10, 1996, Edisto Resources Corporation ("Edisto") closed the previously announced sale of substantially all of the assets of its gas marketing operations to subsidiaries of Pacific Gas Transmission Company ("PGT"), a subsidiary of Pacific Gas and Electric Company (NYSE "PGE"). Edisto's gas marketing operations were conducted through its subsidiaries, Energy Source, Inc. in the United States and Energy Source Canada, Inc. in Canada (collectively, "Energy Source").

      The sales price was $23.3 million in cash, plus the working capital of Energy Source at July 31, 1996 (approximately $20 million); provided that the sales price is subject to adjustment after the closing by the adjusted consolidated net income or loss of Energy Source from August 1, 1996 to November 30, 1996. Under the Purchase Agreement, while the PGT subsidiaries also assumed specified liabilities of Energy Source, Edisto retained certain assets and liabilities of Energy Source which are explained in more detail below.

      The sales price was reduced by approximately $5.3 million from the previously announced sales price when two of Energy Source Canada's gas trading partners, NESI Energy Marketing Canada, Ltd. (formerly Chandler Energy Company) ("NESI") and Tarpon Gas Marketing ("Tarpon"), sought protection from creditors under Canadian bankruptcy law. When these trading partners defaulted on their gas purchase and supply contracts, Energy Source Canada was forced to replace such contracts with new contracts with other suppliers at the then higher market prices. Since the losses on these contracts were approximately $5.3 million, Edisto agreed to reduce the sales price by this amount. Of this price reduction, $4.5 million related to the contracts with NESI and $.8 million related to the contracts with Tarpon.

      In connection with the sale, Edisto retained the contracts with NESI and Tarpon, together with all related rights and liabilities. On December 20, 1996, Edisto filed a lawsuit in Calgary against certain affiliates of NESI, NIPSCO Industries, Inc., NIPSCO Energy Services Inc. and NIPSCO Energy Services Canada Inc., claiming that, among other things, these affiliates induced Energy Source Canada to extend credit to NESI on an unsecured basis without requiring margin deposits. The lawsuit seeks to recover the losses incurred by Energy Source Canada on the NESI contracts. Edisto also plans to pursue all legal remedies against Tarpon and any other responsible parties to recover its losses on the Tarpon contracts.

      Edisto retained the contracts of Energy Source Canada with MultiEnergies, Inc., another gas trading partner of Energy Source Canada that went bankrupt in October 1996, together with all related rights and liabilities. Edisto has a net receivable from MultiEnergies of approximately $165,000 and is pursuing its claims in the MultiEnergies bankruptcy proceeding.

      Edisto also retained certain liabilities and counterclaims against PanEnergy Corporation that are the subject of two lawsuits recently filed by each company against the other in the District Court of Harris County, Texas which are expected to be consolidated with one another. The lawsuits relate to
(i) a contract dispute involving approximately $1.5 million in disputed Annual Revenue Amount and other charges which PanEnergy claims are owed by Energy Source under two gas transportation agreements between the companies, (ii) a claim by Energy Source that Panhandle overbilled Energy Source by approximately $1 million for services under such transportation contracts which Panhandle has refused to refund, (iii) $216,000 in gas balancing penalties paid by Energy Source under protest for which Edisto is seeking a refund, (iv) a claim by Energy Source under Texas antitrust laws that PanEnergy exerted unlawful monopoly power over one portion of PanEnergy's pipeline to the detriment of Energy Source, and (v) a claim by Energy Source that PanEnergy tortiously interfered with the contractual relationship of Energy Source with its largest customer at that time. Edisto believes that it has meritorious defenses to PanEnergy's claims and plans to vigorously assert such defenses and its counterclaims against PanEnergy in the lawsuit.

      Separate from the lawsuits with PanEnergy, Edisto retained as an asset all rights to receive a refund from PanEnergy of approximately $1 million under a proposed settlement of certain rate cases pending before the Federal Energy Regulatory Commission. This settlement relates to rates that Energy Source was charged for transportation during 1991 and 1992 by PanEnergy. If the settlement proceeds as presently scheduled, the refund would be paid to Edisto in the first or second quarter of 1997.

      Edisto also retained as an asset approximately 1.2 Billion Cubic Feet of gas stored by Energy Source in a storage facility operated by Midwest Storage, Inc. in the Carbon Field in Indiana. Edisto filed suit in August 1996 against Midwest Storage and other affiliates in the Circuit Court of Cook County, Illinois to recover the gas and other damages sustained by Energy Source when Midwest Storage failed to deliver the gas under the agreements with Energy Source. This lawsuit is in the very preliminary stages of discovery.

      In connection with the sale, all employees of Edisto, Energy Source and Energy Source Canada became employees of the purchaser, other than Michael Y. McGovern, the Chairman and CEO of Edisto. Also, upon closing, Edisto vested in full approximately 453,000 stock options outstanding to the Energy Source employees who became employees of the purchaser. Under the terms of the stock option plan, the former employees will have one year to exercise their stock options.

      Edisto will continue to conduct its oil and gas operations through its 73% interest in Convest Energy Corporation ("Convest"), an independent oil and gas exploration and production company listed on the American Stock Exchange (ASE "COV"). Mr. McGovern, the Chairman and CEO of both Edisto and Convest, is continuing in these positions after the sale. On a pro forma basis, Edisto has approximately $73 million in cash after receiving the sale proceeds.

      The sales process for the gas marketing operations took much longer than originally expected when Edisto first hired an investment banking firm on March 8, 1996. This in turn has delayed any decisions on the future strategic direction for Edisto and Convest, and especially management's plans to aggressively explore merger possibilities to try to maximize the value of Edisto's remaining assets, namely cash and a 73% investment in Convest. The management of Edisto and Convest continue to believe that Convest's oil and gas reserve base is small relative to other industry participants and that Convest needs a larger asset base to more effectively compete in today's environment. The options for Edisto and Convest include (i) merging with another oil and gas company, (ii) acquiring additional oil and gas reserves by purchasing either properties or another company, or (iii) substantially increasing Convest's drilling activities to explore for additional oil and gas reserves. During early 1997, the management of Edisto and Convest plan to review all available options to determine the future strategic direction of Edisto and Convest.

ITEM 7.   FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS


      (A)   FINANCIAL STATEMENTS

            Not applicable

      (B)   PRO FORMA FINANCIAL INFORMATION

      The following unaudited pro forma consolidated financial statements of Edisto are filed with this report, and update the unaudited pro forma consolidated financial statements in the Form 8-K Report dated November
15, 1996 filed with the Commission:

Pro Forma Consolidated Balance Sheet as of September 30, 1996.............   F-1

Pro Forma Consolidated Statements of Operations

Year Ended December 31, 1995 .............................................   F-2

Nine Months Ended September 30, 1996 .....................................   F-3

      The Pro Forma Consolidated Balance Sheet of Edisto as of September 30, 1996 reflects the financial position of Edisto after giving effect to the disposition of the assets and assumption of the liabilities discussed in Item 2 and assumes the disposition took place on September 30, 1996. The Pro Forma Consolidated Statements of Operations for the fiscal year ended December 31, 1995 and the nine months ended September 30, 1996 assume that the disposition occurred on January 1, 1995 and January 1, 1996, respectively, and are based on the operations of Edisto for the year ended December 31, 1995 and the nine months ended September 30, 1996.

      The unaudited pro forma financial statements presented herein have been prepared by Edisto based upon assumptions deemed proper by it and include adjustments as explained in the notes included therewith. Such unaudited pro forma financial statements are shown for illustrative purposes only and are not necessarily indicative of the future financial position or future results of operations of Edisto, or of the financial position or results of operations of Edisto that would have actually occurred had the transaction been in effect as of the dates or for the periods presented.

      The unaudited pro forma consolidated financial statements presented herein should be read in conjunction with the historical financial statements and related notes of Edisto.

      (C)   EXHIBITS

NO.         EXHIBIT

7.1 Letter Amendment dated November 9, 1996 by and among Pacific Northwest Gas System, Inc., 708559 Alberta Ltd., Pacific Gas Transmission Company, Energy Source, Inc., Energy Source Canada, Inc. and Edisto Resources Corporation amending the Asset Purchase Agreement dated November 15, 1996.

                                    SIGNATURE

      Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


                                          EDISTO RESOURCES CORPORATION
                                          (Registrant)



                                          By: /S/ MICHAEL Y. MCGOVERN
                                                Michael Y. McGovern
                                                Chairman and Chief Executive
                                                Officer

Date:  December 24, 1996

                                       -5-
                          EDISTO RESOURCES CORPORATION
                      Pro forma Consolidated Balance Sheet
                               September 30, 1996
                                   (Unaudited)
                     (In thousands, except per share data)

                                                              Pro Forma Adjustments
                                                       ------------------------------------
                                         Edisto        Energy
                                        (Historical)   Source (a)    Other       Pro Forma
                                         --------      ---------    -------       ---------
                ASSETS
Current assets:
Cash and cash equivalents ............   $ 47,755(b)   $  25,525    $  --         $  73,280(b)
Assets from risk management activities     13,815        (12,998)      --               817
Accounts receivable:
Oil & gas production .................      3,262           --        2,540(c)        5,802
Gas marketing ........................     96,321        (95,352)      --               969
Other ................................        782           (458)      --               324
Storage inventory ....................      4,212         (2,085)      --             2,127
Other current assets .................      2,813           (654)      --             2,159
                                         --------      ---------    -------       ---------
Total current assets .................    168,960        (86,022)     2,540          85,478

Property and equipment, net ..........     58,106         (1,513)      --            56,593

Other assets .........................      3,567         (1,135)      --             2,432

TOTAL ASSETS .........................   $230,633      $ (88,670)   $ 2,540       $ 144,503
                                         ========      =========    =======       =========
LIABILITIES AND EQUITY
Current liabilities:
Current maturities of long-term debt .   $    308      $    (308)   $  --         $    --
Accounts payable:
Oil & gas production .................     10,140           --         --            10,140
Gas marketing ........................     99,749       (102,289)   2,540 (c)          --
Affiliate ............................       --             (569)      --              (569)
Accrued liabilities & other ..........     12,825         (5,454)   900 (d)           8,271
Liabilities from risk management act .      1,095         (1,095)      --              --
Deferred revenue .....................      2,120           --         --             2,120
                                         --------      ---------    -------       ---------
Total current liabilities ............    126,237       (109,715)     3,440          19,962

Long-term liabilities:
Long-term debt, net of current ma ....      8,530           --         --             8,503
Minority interest ....................      9,339           --         --             9,339
Other non-current liabilities ........      8,956           --         --             8,895
Total non-current liabilities: .......     26,825           --         --            26,737

Stockholders' equity .................     77,571         21,133       (900)(d)      97,804

TOTAL LIABILITIES AND EQUITY .........   $230,633      $ (88,670)   $ 2,540       $ 144,503

(a) To eliminate the assets and liabilites of Energy Source as of September 30, 1996, and record the proceeds of the sale of Energy Source at such date.

(b)   Includes $4.6 million in cash at Convest Energy Corporation at such date.

(c)   To reverse intercompany elimination entry.

(d)   To record transaction costs related to the sale.

                                       F-1

                          EDISTO RESOURCES CORPORATION
                 Pro forma Consolidated Statement of Operations
                      For the year ended December 31, 1995
                                    Unaudited
                     (In thousands, except per share data)


                                                         Pro Forma
                                                        Adjustments
                                                         -----------
                                             Edisto         Energy
                                           (Historical)   Source (a) Pro Forma
                                             ---------    ---------    --------
Revenue:
Oil and gas production ...................   $  51,211    $    --      $ 51,211
Gas marketing ............................     382,849     (382,849)       --
Energy Trading ...........................         (86)          86        --
                                             ---------    ---------    --------
                                               433,974     (382,763)     51,211
Costs and expenses:
Lease operating and produc ...............      18,456         --        18,456
Gas purchases ............................     381,624     (381,624)
Abandonment and exploratio ...............       2,871         --         2,871
Depreciation, depletion & ................      20,740         (367)     20,373
Impairment of oil and gas ................       5,911         --         5,911
General and administrative ...............      15,395       (6,884)      8,511
                                             ---------    ---------    --------
                                               444,997     (388,875)     56,122
                                             ---------    ---------    --------
Operating income (loss) ..................     (11,023)       6,112      (4,911)
                                             ---------    ---------    --------
Other income (expense):
Interest income ..........................       3,525       (2,252)      1,273
Interest expense .........................      (2,129)         267      (1,862)
Gain (loss) on sale of ass ...............        (652)          (9)       (661)
Minority interest ........................         726         --           726
Equity in earnings (loss) ................         326         (326)       --
Other, net ...............................      (4,284)       5,805       1,521
                                             ---------    ---------    --------
                                                (2,488)       3,485         997
                                             ---------    ---------    --------
Income (loss) before income tax ..........     (13,511)       9,597      (3,914)
                                             ---------    ---------    --------
Preacquisition loss of subsidia ..........       1,478         --         1,478
Income taxes .............................        (945)         339        (606)
                                             ---------    ---------    --------
Income (loss) from continuing$ ...........     (12,978)   $   9,936    $ (3,042)
                                             =========    =========    ========

Net income (loss) per common share:
Continuing operations ....................   $   (1.00)   $    --      $  (0.23)
                                             =========    =========    ========

Weighted average common shares
outstanding ..............................      12,954         --        12,954
                                             =========    =========    ========


(a) To eliminate the profit and loss of Energy Source for the entire period.

                                       F-2
                          EDISTO RESOURCES CORPORATION
                 Pro forma Consolidated Statement of Operations
                  For the nine months ended September 30, 1996
                                    Unaudited
                     (In thousands, except per share data)


                                                         Pro Forma
                                                        Adjustments
                                                         ----------
                                             Edisto        Energy
                                          (Historical)    Source (a)  Pro Forma
                                             ---------    ---------    --------
Revenue:
Oil and gas production ...................   $  33,634    $    --      $ 33,634
Gas marketing ............................     541,510     (541,510)       --
                                             ---------    ---------    --------
                                               575,144     (541,510)     33,634



Costs and expenses:
Lease operating and produc ...............      12,064         --        12,064
Gas purchases ............................     535,349     (535,349)       --
Abandonment and exploratio ...............       1,724         --         1,724
Depreciation, depletion & ................      12,966         (531)     12,435
Impairment of oil and gas ................       1,120         --         1,120
General and administrative ...............      11,990       (8,101)      3,889
                                             ---------    ---------    --------
                                               575,213     (543,981)     31,232
                                             ---------    ---------    --------
Operating income (loss) ..................         (69)       2,471       2,402
                                             ---------    ---------    --------
Other income (expense):
Interest income ..........................       1,718         (891)        827
Interest expense .........................        (962)          75        (887)
Gain on sale of assets ...................       1,167           (3)      1,164
Minority interest ........................        (679)        (679)
Equity in earnings (loss) ................         372         (372)       --
Other, net ...............................          71          127         198
                                             ---------    ---------    --------
                                                 1,687       (1,064)        623
                                             ---------    ---------    --------
Income (loss) before income tax ..........       1,618        1,407       3,025
                                             ---------    ---------    --------
Income taxes .............................        (381)          78        (303)
                                             ---------    ---------    --------
Income (loss) from continuing$ ...........     1,237 $        1,485    $  2,722
                                             =========    =========    ========

Net income (loss) per common share:
Continuing operations ....................   $    0.09    $    --      $   0.20
                                             =========    =========    ========

Weighted average common shares
outstanding ..............................      13,408         --        13,408
                                             =========    =========    ========


(a) To eliminate the profit and loss of Energy Source for the entire period.

                                       F-3